EXHIBIT 11B


          CONSENT OF INDEPENDENT ACCOUNTANTS



          To the Board of Trustees of
          Mackenzie Series Trust


          We hereby consent to the incorporation by reference in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (File No. 2-98292, hereafter the "Registration Statement") of Mackenzie Series Trust (the "Trust") of our report dated August 15, 1996, relating to the financial statements and financial highlights of Mackenzie National Municipal Fund, Mackenzie California Municipal Fund, Mackenzie New York Municipal Fund and Mackenzie Limited Term Municipal Fund (hereafter the "Funds") appearing in the June 30, 1996 Annual Reports to Shareholders of the Funds, which annual reports are incorporated by reference in the Registration Statement.

          We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



          COOPERS & LYBRAND L.L.P.



          Fort Lauderdale, Florida
          October 24, 1996